Exhibit 99.1

Enliven Therapeutics Reports First Quarter Financial Results and Provides a Business Update

Phase 1 data update for ELVN-001 expected mid-2026

Initiation of the Phase 3 ENABLE-2 pivotal trial of ELVN-001 expected in the second half of 2026

Strong balance sheet with $452 million in cash, cash equivalents and marketable securities, which is expected to provide cash runway into the first half of 2029

BOULDER, Colo., May 7, 2026 /PRNewswire/ -- Enliven Therapeutics, Inc. (Enliven or the Company) (Nasdaq: ELVN), a clinical-stage biopharmaceutical company focused on the discovery and development of small molecule therapeutics, today reported financial results for the first quarter ended March 31, 2026, and provided a business update.

“Recent strategic momentum in CML validates a remaining unmet need and a compelling long-term opportunity. Against this backdrop, we remain focused on execution as we prepare to initiate the Phase 3 pivotal trial of ELVN-001 in the second half of 2026,” said Rick Fair, Chief Executive Officer of Enliven. “Based on the Phase 1 data generated to date, we believe ELVN-001 has the potential to be the best-in-class ATP-competitive inhibitor in CML and that it is positioned strongly to compete across all lines of therapy.”

ELVN-001 Program Highlights

ELVN-001 is a potent, highly selective, potentially best-in-class small molecule kinase inhibitor designed to specifically target the BCR::ABL gene fusion, the oncogenic driver for patients with chronic myeloid leukemia (CML).

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In January 2026, the Company announced positive initial Phase 1b data for ELVN-001, reinforcing ELVN-001's positioning as the potentially best-in-class ATP-competitive inhibitor in CML
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Enrollment continued in the 80 mg once daily expansion cohort of the Phase 1b trial evaluating ELVN-001 in patients with previously treated CML (NCT05304377)
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The Company remains on track to achieve its anticipated 2026 milestones, including:
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Mid-year presentation of additional Phase 1 data from the ongoing ENABLE trial
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Regulatory interactions with the FDA on dose selection and Phase 3 trial design
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Initiation of Phase 3 ENABLE-2 in the second half of 2026

First Quarter 2026 Financial Results

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Cash Position: As of March 31, 2026, the Company had cash, cash equivalents and marketable securities totaling $452.4 million, which is expected to provide cash runway into the first half of 2029.
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Research and development (R&D) expenses: R&D expenses were $20.7 million for the first quarter of 2026, compared to $24.9 million for the first quarter of 2025.
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General and administrative (G&A) expenses: G&A expenses were $7.1 million for the first quarter of 2026, compared to $6.8 million for the first quarter of 2025.
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Net Loss: Enliven reported a net loss of $23.6 million for the first quarter of 2026, compared to a net loss of $28.5 million for the first quarter of 2025.

About Enliven Therapeutics

Enliven is a clinical-stage biopharmaceutical company focused on the discovery and development of small molecule therapeutics to help people not only live longer, but live better. Enliven aims to address existing and emerging unmet needs with a precision medicine approach that improves survival and enhances overall well-being. Enliven's discovery process combines deep insights into clinically validated biological targets and differentiated chemistry to design potentially first-in-class or best-in-class therapies. Enliven is based in Boulder, Colorado. To learn more, visit www.enliventherapeutics.com and connect with us on LinkedIn and X.

Forward-Looking Statements

This press release contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended) concerning Enliven and other matters that involve substantial risks and uncertainties. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations and financial condition, or otherwise, based on current beliefs of the management of Enliven, as well as assumptions made by, and information currently available to, management of Enliven. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as "may," "will," "should," "would," "expect," "anticipate," "plan," "likely," "believe," "estimate," "project," "intend," and other similar expressions or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words. Statements that are not historical facts are forward-looking statements. Forward-looking statements in this press release include, but are not limited to, statements regarding the potential of, and plans regarding, market opportunities, and expectations regarding Enliven's ELVN-001 program; statements regarding the potential long-term opportunity in CML; expected milestones for ELVN-001, including the potential timing for the presentation of additional Phase 1 data from the ongoing ENABLE trial, the potential timing of regulatory interactions with the FDA on dose selection and Phase 3 trial design, and potential timing of the initiation of Phase 3 ENABLE-2; Enliven's expected cash runway; statements regarding ELVN-001's positioning as the potentially best-in-class ATP-competitive inhibitor in CML, and its positioning to strongly compete across all lines of therapy; and statements by Enliven's

Chief Executive Officer. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various risks and uncertainties, including, without limitation: the potential for the results of the ongoing or any future clinical trial of ELVN-001 to differ from the results from earlier trials of ELVN-001; the risk of delays in completing the ongoing ENABLE trial or initiation of a Phase 3 trial of ELVN-001; risks associated with unexpected events during the remainder of the ongoing ENABLE trial, including adverse events, toxicities or other undesirable side effects; the risk of difficulties in recruiting, enrolling or maintaining patients in clinical trials of ELVN-001; the limited operating history of Enliven; the ability to advance product candidates through preclinical and clinical development; the ability to obtain regulatory approval for, and ultimately commercialize or license, product candidates; the outcome of preclinical testing and early clinical trials for product candidates and the potential that the outcome of preclinical testing and early clinical trials may not be predictive of the success of later clinical trials, including extrapolations or predictions regarding the safety and efficacy of ELVN-001 based on comparisons to published results of trials of other products, which may be different when evaluated in head-to-head studies; Enliven's limited resources; the risk of failing to demonstrate safety and efficacy of product candidates; the risk that FDA disagrees with Enliven's clinical trial design or Enliven's interpretation of the data; the risk that regulatory authorities may require Enliven to develop and obtain approval for a companion diagnostic in connection with the approval of a product candidate; Enliven's limited experience as a company in designing and conducting clinical trials; the potential for interim, topline, and preliminary data from Enliven's preclinical studies and clinical trials to materially change in the final data; developments relating to Enliven's competitors and its industry, including competing product candidates and therapies; the potential market opportunity for any of Enliven's programs; the decision to develop or seek strategic collaborations to develop Enliven's current or future product candidates in combination with other therapies and the cost of combination therapies; the ability to attract, hire, and retain highly skilled executive officers and employees; the ability of Enliven to protect its intellectual property and proprietary technologies; the scope of any patent protection Enliven obtains or the loss of any of Enliven's patent protection; reliance on third parties, including medical institutions, contract manufacturing organizations, contract research organizations and strategic partners; geo-political developments, general market or macroeconomic conditions; Enliven's ability to obtain additional capital to fund Enliven's general corporate activities and to fund Enliven's research and development; and other risks and uncertainties, including those more fully described in Enliven's filings with the Securities and Exchange Commission (SEC), which may be found in the section titled "Risk Factors" in Enliven's Annual and Quarterly Reports on Form 10-K and 10-Q filed with the SEC and in Enliven's future reports to be filed with the SEC. Except as required by applicable law, Enliven undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

This press release contains hyperlinks to information that is not deemed to be incorporated by reference into this press release.

Contact

Investors

ir@enliventherapeutics.com

Media

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Enliven Therapeutics, Inc.

Selected Condensed Consolidated Financial Information

(in thousands, except per share data)

(unaudited)

Statements of Operations	Three Months Ended March 31,
	2026	2025
Operating expenses:
Research and development	$20,687	$24,895
General and administrative	7,136	6,798
Total operating expenses	27,823	31,693
Loss from operations	(27,823)	(31,693)
Other income (expense), net	4,196	3,149
Net loss	$(23,627)	$(28,544)
Net loss per share, basic and diluted	$(0.38)	$(0.57)
Weighted-average shares outstanding, basic and diluted	62,799	50,051

Balance Sheets	March 31,	December 31,
	2026	2025
Assets
Current assets:
Cash, cash equivalents and marketable securities	$452,401	$462,621
Prepaid expenses and other current assets	10,736	12,257
Total current assets	463,137	474,878
Property and equipment, net	20	34
Operating lease right-of-use assets	290	383
Deferred offering costs	217	217
Other long-term assets	1,188	656
Total assets	$464,852	$476,168
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,640	$2,159
Accrued expenses and other current liabilities	9,847	14,409
Total current liabilities	11,487	16,568
Total liabilities	11,487	16,568
Stockholders' equity	453,365	459,600
Total liabilities and stockholders' equity	$464,852	$476,168